Exhibit 99.1

Booking Holdings Reports Financial Results for 1st Quarter 2019

NORWALK, CT – May 9, 2019. . . Booking Holdings Inc. (NASDAQ: BKNG) today reported its 1st quarter 2019 financial results. First quarter gross travel bookings for Booking Holdings Inc. (the "Company," "Booking Holdings," "we," "our" or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $25.4 billion, an increase of 2% over a year ago (approximately 8% on a constant-currency basis).
Booking Holding's total revenues for the 1st quarter of 2019 were $2.8 billion, a 3% decrease from the prior year (an increase of approximately 3% on a constant-currency basis). Net income in the 1st quarter was $765 million, a 26% increase versus the prior year. Net income was $16.85 per diluted share, a 37% increase as compared to the prior year. Net income in the 1st quarter of 2019 and 2018 include net unrealized gains on marketable equity securities before tax of $451 million and $55 million, respectively.
Non-GAAP net income in the 1st quarter was $508 million, a 14% decrease versus the prior year. Non-GAAP net income was $11.17 per diluted share, a 7% decrease as compared to the prior year. Adjusted EBITDA for the 1st quarter was $718 million, a 10% decrease versus a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with Booking Holdings' financial results under GAAP.
"Q1 was a solid start to the year," said Glenn Fogel, Chief Executive Officer of Booking Holdings. "We recorded 217 million room nights booked in the quarter, which is up 10% year-over-year." Looking forward, Mr. Fogel said, "We continue to execute against a very large market opportunity and will manage our business with a long-term view in order to capture it."

Booking Holdings' guidance for the 2nd quarter of 2019 is as follows:

	Guidance Ranges
(U.S. Dollars in millions, except per share amounts)	Low	High
Metrics
Year over year growth - Room nights booked	6%	8%
Year over year growth - Total gross travel bookings	(1)%	1%
Year over year growth - Total gross travel bookings (constant currency)	4%	6%

GAAP
Year over year growth - Revenue	5%	7%
Net income (1)(3)	$920	$940
Net income per diluted share (2)(3)	$21.10	$21.55

Non-GAAP
Year over year growth - Revenue	5%	7%
Year over year growth - Revenue (constant currency)	10%	12%
Non-GAAP Net income (1)	$965	$985
Non-GAAP Net income per diluted share (2)	$22.15	$22.60
Adjusted EBITDA	$1,295	$1,325

(1) Assumes an estimated effective tax rate for the 2nd quarter of 2019 of approximately 19%.
(2) Assumes a fully diluted share count of approximately 43.6 million shares.
(3) Guidance for the 2nd quarter of 2019 for GAAP net income and net income per diluted share excludes the impact of unrealized gains and losses on marketable equity securities and foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as hedging instruments for accounting purposes, both of which are not predictable.

Non-GAAP adjustments for amortization expense of intangible assets, non-cash interest expense related to the amortization of debt discount and the tax impact of these non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $45 million in the 2nd quarter of 2019, before considering the impact of unrealized gains or losses on marketable equity securities and foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as hedging instruments for accounting purposes, both of which are not predictable.
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is comprised of GAAP net income excluding depreciation and amortization expense, interest income, interest expense, unrealized gains and losses on marketable equity securities, foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as hedging instruments for accounting purposes and income tax expense. Adjusted EBITDA is estimated to be higher than GAAP net income by approximately $375 million to $385 million in the 2nd quarter of 2019, before considering the impact of unrealized gains or losses on marketable equity securities and foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as hedging instruments for accounting purposes, both of which are not predictable.

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: Non-GAAP total revenues, adjusted EBITDA, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (net cash provided by operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-
GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net income and free cash flow are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flow from operations as measured under GAAP. The items excluded from these non-GAAP measures but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income is net income with the following adjustments:

•	excludes an immaterial adjustment to merchant revenues related to prior periods due to a correction in the timing of revenue recognition on a component of merchant revenue,

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings, settlements and/or certain adjustments related to prior periods arising from travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings or other litigation or obligations,

•
excludes the impact of significant loyalty program adjustments, such as the favorable $27 million adjustment to total revenues in the 1st quarter of 2018 related to changes introduced in that same quarter to OpenTable’s loyalty program,

•	excludes amortization expense of intangible assets,

•	excludes the impact, if any, of significant charges related to the impairment of goodwill or intangible assets,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early extinguishment of debt, if any, related to our convertible debt,

•	excludes the impact, if any, of significant gains or losses on the sale of cost-method investments and significant charges related to other-than-temporary impairments of such investments,

•	excludes unrealized gains and losses on marketable equity securities, which are recognized in net income,

•
excludes the income tax impact related to the one-time deemed repatriation liability and remeasurement of deferred tax assets and liabilities as a result of the U.S. Tax Cuts and Jobs Act enacted in December 2017, if any, and

•	the income tax impact of the non-GAAP adjustments mentioned above.
In addition to the adjustments listed above regarding non-GAAP net income, adjusted EBITDA excludes depreciation expense, interest income, interest expense and income tax expense.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis.  We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.

The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three months ended March 31, 2019 and 2018.
Information About Forward-Looking Statements
This press release contains forward-looking statements, including information providing guidance of expected future period financial performance. These forward-looking statements reflect the views of the Company's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for travel services, including the effects of macroeconomic conditions, terrorist attacks, natural disasters, health concerns, civil or political unrest or other events outside our control;
-- the effects of increased competition;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to successfully manage our growth and expand our global business;
-- our ability to respond to and keep up with the rapid pace of technological and market changes;
-- our performance marketing efficiency and the general effectiveness of our marketing efforts;
-- IT systems-related failures, data privacy risks and obligations, and/or security breaches;
-- any change by our search and meta-search partners in how they present travel search results or conduct their auctions for search placement in a manner that is competitively disadvantageous to us;
-- any write-downs or impairments of goodwill or intangible assets related to acquisitions or investments;
-- adverse changes in relationships with travel service providers and restaurants;
-- our ability to attract and retain qualified personnel; and
-- tax, legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world leader in online travel and related services, provided to consumers and partners in over 230 countries and territories through six primary brands-Booking.com, KAYAK, priceline, agoda.com, Rentalcars.com and OpenTable. The mission of Booking Holdings is to help people experience the world.

For more information, visit BookingHoldings.com and follow us on Twitter @BookingHoldings.
###
For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@bookingholdings.com
For Investor Relations: Michael Noonan (203) 299-8489 michael.noonan@bookingholdings.com

Booking Holdings Inc. UNAUDITED CONSOLIDATED BALANCE SHEETS (In millions, except share and per share data)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$2,334	$2,624
Short-term investments in marketable securities	1,981	3,660
Accounts receivable, net of allowance for doubtful accounts of $61 at each date	1,491	1,523
Prepaid expenses and other current assets	1,271	600
Total current assets	7,077	8,407
Property and equipment, net	695	656
Operating lease assets	635	—
Intangible assets, net	2,078	2,125
Goodwill	2,907	2,910
Long-term investments	8,445	8,408
Other assets	529	181
Total assets	$22,366	$22,687

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$934	$1,134
Accrued expenses and other current liabilities	1,877	1,399
Deferred merchant bookings	1,797	1,022
Convertible debt	968	—
Total current liabilities	5,576	3,555
Deferred income taxes	513	370
Operating lease liabilities	488	—
Long-term U.S. transition tax liability	1,166	1,166
Other long-term liabilities	89	162
Long-term debt	7,619	8,649
Total liabilities	15,451	13,902

Commitments and Contingencies

Stockholders' equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 63,121,930 and 62,948,762 shares issued, respectively	—	—
Treasury stock, 18,935,914 and 17,317,126 shares, respectively	(17,567)	(14,711)
Additional paid-in capital	5,519	5,445
Retained earnings	19,132	18,367
Accumulated other comprehensive loss	(169)	(316)
Total stockholders' equity	6,915	8,785
Total liabilities and stockholders' equity	$22,366	$22,687

Booking Holdings Inc. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In millions, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Agency revenues	$1,949	$2,113
Merchant revenues	603	526
Advertising and other revenues	285	289
Total revenues	2,837	2,928
Operating expenses:
Performance marketing	1,030	1,106
Brand marketing	163	101
Sales and other expenses	215	166
Personnel, including stock-based compensation of $74 and $71, respectively	501	499
General and administrative	191	163
Information technology	65	60
Depreciation and amortization	116	103
Total operating expenses	2,281	2,198
Operating income	556	730
Other income (expense):
Interest income	35	47
Interest expense	(66)	(70)
Net unrealized gains on marketable equity securities	451	55
Foreign currency transactions and other	(8)	(9)
Total other income	412	23
Earnings before income taxes	968	753
Income tax expense	203	146
Net income	$765	$607
Net income applicable to common stockholders per basic common share	$17.01	$12.56
Weighted-average number of basic common shares outstanding (in 000's)	45,007	48,349
Net income applicable to common stockholders per diluted common share	$16.85	$12.34
Weighted-average number of diluted common shares outstanding (in 000's)	45,436	49,205

Booking Holdings Inc. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions)

	Three Months Ended March 31,
	2019	2018
OPERATING ACTIVITIES:
Net income	$765	$607
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	116	103
Provision for uncollectible accounts	40	29
Deferred income tax expense	89	9
Net unrealized gains on marketable equity securities	(451)	(55)
Stock-based compensation expense and other stock-based payments	78	71
Operating lease amortization	42	—
Amortization of debt discount and debt issuance costs	14	17
Contingent consideration fair value adjustment	7	—
Changes in assets and liabilities:
Accounts receivable	(24)	(96)
Prepaid expenses and other current assets	(669)	(709)
Accounts payable, accrued expenses and other current liabilities	561	632
Other long-term assets and liabilities	(418)	32
Net cash provided by operating activities	150	640

INVESTING ACTIVITIES:
Purchase of investments	(445)	(714)
Proceeds from sale and maturity of investments	2,665	2,481
Additions to property and equipment	(111)	(131)
Net cash provided by investing activities	2,109	1,636

FINANCING ACTIVITIES:
Proceeds from revolving credit facility	250	—
Repayments of short-term borrowings	(25)	—
Payments for conversion of senior notes	—	(1,487)
Payments for repurchase of common stock	(2,773)	(718)
Net cash used in financing activities	(2,548)	(2,205)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(2)	11
Net (decrease) increase in cash and cash equivalents and restricted cash and cash equivalents	(291)	82
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	2,645	2,563
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$2,354	$2,645

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$816	$784
Cash paid during the period for interest	$68	$74

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data) (1)

RECONCILIATION OF TOTAL REVENUES TO NON-GAAP TOTAL REVENUES		Three Months Ended March 31,
		2019	2018
	Total Revenues	$2,837	$2,928

(a)	Correction to merchant revenue	53	—
(b)	Adjustment to loyalty program liability	—	(27)
	Non-GAAP Total Revenues	$2,890	$2,901

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended March 31,
		2019	2018
	Net income	$765	$607

(a)	Correction to merchant revenue	53	—
(b)	Adjustment to loyalty program liability	—	(27)
(c)	Depreciation and amortization	116	103
(c)	Interest income	(35)	(47)
(c)	Interest expense	66	70
(d)	Unrealized gains on marketable equity securities	(451)	(55)
(c)	Income tax expense	203	146
	Adjusted EBITDA	$718	$798

	Adjusted EBITDA as a % of Non-GAAP Total Revenues	24.9%	27.5%

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended March 31,
		2019	2018
	Net income	$765	$607

(a)	Correction to merchant revenue	53	—
(b)	Adjustment to loyalty program liability	—	(27)
(d)	Net unrealized gains on marketable equity securities	(451)	(55)
(e)	Amortization of intangible assets	45	47
(f)	Debt discount amortization related to convertible debt	11	14
(g)	Tax impact of Non-GAAP adjustments	85	4
	Non-GAAP Net income	$508	$590

	GAAP weighted-average number of diluted common shares outstanding (in 000's)	45,436	49,205

	Non-GAAP Net income per diluted common share	$11.17	$12.00

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Three Months Ended March 31,
		2019	2018
	Net cash provided by operating activities	$150	$640

(h)	Additions to property and equipment	(111)	(131)

	Free cash flow	$39	$508

	Free cash flow as a % of Non-GAAP Total Revenues	1.4%	17.5%

(1) Amounts may not total due to rounding

Notes:
(a)	An immaterial adjustment to merchant revenues related to prior periods due to a correction in the timing of revenue recognition on a component of merchant revenue.
(b)	Favorable adjustment to OpenTable's loyalty program liability related to changes introduced in the 1st quarter of 2018 to the program.
(c)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(d)	Net unrealized gains or losses on marketable equity securities are excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(e)	Amortization of intangible assets is recorded in Depreciation and amortization expense and excluded from Net income to calculate Non-GAAP Net income.
(f)
Non-cash interest expense related to the amortization of debt discount is recorded in Interest expense and Foreign currency transactions and other, respectively. Non-cash interest expense is excluded from Net income to calculate Non-GAAP Net income.

(g)	Reflects the tax impact of Non-GAAP adjustments and is excluded from Net income to calculate Non-GAAP Net income.
(h)	Additions to property and equipment are included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Gross Bookings(2)	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19
Agency	$18,140	$17,947	$18,594	$15,015	$20,576	$19,090	$19,024	$15,230	$19,678
Merchant	2,546	2,850	3,168	2,965	4,434	4,807	5,250	4,322	5,732
Total	$20,687	$20,797	$21,762	$17,980	$25,009	$23,896	$24,274	$19,552	$25,410

Year/Year Growth
Agency	24.8%	16.8%	18.0%	15.7%	13.4%	6.4%	2.3%	1.4%	(4.4)%
Merchant	20.2%	14.3%	17.2%	39.0%	74.1%	68.6%	65.7%	45.8%	29.3%
Total	24.2%	16.4%	17.9%	19.0%	20.9%	14.9%	11.5%	8.7%	1.6%
Constant Currency	27%	19%	16%	14%	12%	11%	14%	13%	8%

Units Sold	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19
Room Nights	174	170	178	152	197	191	201	171	217
Year/Year Growth	27.4%	21.0%	18.6%	16.8%	13.2%	12.0%	13.4%	13.0%	10.3%

Rental Car Days	19	21	19	15	19	21	19	15	18
Year/Year Growth/(Decline)	15.4%	11.7%	5.5%	5.4%	0.6%	1.0%	(0.1)%	(0.6)%	(1.3)%

Airline Tickets	2	2	2	2	2	2	2	2	2
Year/Year Growth/(Decline)	(2.1)%	(8.7)%	(11.8)%	3.1%	1.9%	5.3%	9.2%	(1.3)%	4.4%

	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19
Gross Profit/Total Revenues (2018 and 2019) (3)(4)	$2,339	$2,957	$4,380	$2,763	$2,928	$3,537	$4,849	$3,213	$2,837
Year/Year Growth/(Decline) (4)	15.5%	21.5%	22.0%	21.1%	25.2%	19.6%	10.7%	16.3%	(3.1)%
Constant Currency (4)	17%	24%	19%	17%	18%	16%	13%	21%	3%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.

(3) For periods ending prior to January 1, 2018, gross profit has been adjusted to reflect the reclassification of certain prior period expenses from "cost of revenues" to "sales and other expense" to conform to the current period presentation.

(4) For periods beginning after December 31, 2017, the Company records amounts remitted to travel service providers as a reduction to merchant revenues and therefore no longer presents cost of revenues or gross profit. The year-over-year growth rate compares total revenues in 2018 reported under the Current Revenue Standard to gross profit in 2017 reported under the Previous Revenue Standard.